QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23(a)

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
First SecurityFed Financial, Inc.
Chicago, Illinois

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 2002 on the Company's consolidated financial statements as of December 31, 2001 and 2000 and for each of the three years in the period ended on December 31, 2001, included in the Company's Annual Report on Form 10-K.

                      /s/ Crowe, Chizek and Company LLP

                      Crowe, Chizek and Company LLP

Oak Brook, Illinois
October 9, 2002

QuickLinks

  EXHIBIT 23(a)
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS